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                                AMENDMENT NO. 2
                                       TO
                           ATLANTIC RICHFIELD COMPANY
                    STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                          ---------------------------

Pursuant to the authority contained in resolutions adopted by Board of Directors on March 24, 1997, the Atlantic Richfield Company Stock Option Plan For Outside Directors (the "Plan") is hereby amended effective as of April 1, 1997.

Section 5.7 of the Plan is amended to read as follows:

"5.7 Dividend Share Credits.  Dividend Share Credits shall be credited as
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     provided in Paragraph 2.6 of the Plan.  Upon exercise of any Stock Option, in whole or in part, a payment in shares of Common Stock shall be made to the optionee in an amount equal to the Fair Market Value of a share of Common Stock multiplied by the total number of Dividend Share Credits attributable to the shares of Common Stock as to which the Stock Option was exercised on such date. Upon expiration of any Stock Option at the end of its original maximum term or upon an optionee's election to surrender for cancellation, to the extent then exercisable, Stock Options held by the optionee, a payment in shares of Common Stock shall be made to the optionee in an amount equal to the Fair Market Value of a share of Common Stock multiplied by the total number of Dividend Share Credits attributable to the shares of Common Stock relating to the expired or canceled Stock Option, less the amount by which the aggregate option price of the shares subject to such expired or canceled options exceeds the Fair Market Value of such shares on such date.

     In any circumstance in which an optionee is due payment with respect to Dividend Share Credits as described in the preceding paragraph, the optionee may elect to receive a cash payment in respect of such shares, in which case the shares of Common Stock otherwise payable to the optionee shall be sold by the Company,
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     at no cost to the optionee, and the equivalent cash payment shall be made to the optionee."

Executed This 26th day of March, 1997.

ATTEST:                                ATLANTIC RICHFIELD COMPANY


BY: /s/ Roberta F. Spohn               BY: /s/ JOHN H. KELLY
   ---------------------------------      ---------------------------------
                                            JOHN H. KELLY
                                            Senior Vice President
                                            Human Resources

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